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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A (File No. 33-76250) of the Summit Investment Trust, of our report dated July 23, 1998 on our audits of the financial statements and financial highlights of the Summit High Yield Fund and the Summit Emerging Markets Bond Fund, constituting the Summit Investment Trust which report is included in the Annual Report to Shareholders for the year ended May 31, 1998 which is included in the Registration Statement.


                                               /s/ PricewaterhouseCoopers, LLP



Columbus, Ohio
September 29, 1998